UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2008
CAPITALSOURCE INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-31753	35-2206895
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code (800) 370-9431
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operation and Financial Condition.
Item 8.01. Other Events.
     On July 25, 2008, CapitalSource issued a press release announcing the closing of the FIL Transaction. A copy of the press release was filed with the original Form 8-K as Exhibit 99.1. On July 28, 2008, CapitalSource issued a press release announcing the opening of CapitalSource Bank’s 22 retail branches and an analyst and investor call and CapitalSource posted a presentation regarding CapitalSource market opportunities and strategy to the Investor Relations section of its website. A copy of the press release was filed with the original Form 8-K as Exhibit 99.2 and a copy of the presentation was filed with the original Form 8-K as Exhibit 99.3, respectively. The exhibits filed with the original reports are incorporated herein by reference. We are filing this Form 8-K/A to replace slide 7 from the presentation with a slide updating the information originally presented there. A copy of the presentation with the updated slide 7 is filed with this Form 8-K/A as Exhibit 99.4 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (a)  Financial Statements of Businesses Acquired.
Prior to October 8, 2008, CapitalSource will amend this Form 8-K/A to include the financial statements required as a result of the FIL Transaction.
     (b) Pro Forma Financial Information.
Prior to October 8, 2008, CapitalSource will amend this Form 8-K/A to include the pro forma financial statements required as a result of the FIL Transaction.
     (d) Exhibits
          See Exhibit Index attached to this Form 8-K, which is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2008	/s/ STEVEN A. MUSELES

Steven A. Museles
Executive Vice President, Chief
Legal Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release issued by CapitalSource Inc. on July 25, 2008.*
99.2	Press Release issued by CapitalSource Inc. on July 28, 2008.*
99.3	Presentation slides posted to the CapitalSource Inc. website on July 28, 2008.*
99.4	Presentation originally posted on July 28, 2008 with the updated slide 7.

*	Previously filed.